Exhibit 99.1
Match Group Announces First Quarter Results
Tinder Registrations Returned to Y/Y Growth in March, Marking First Increase in Nearly
Two Years
Hinge Launches Category-First Features and Delivers Strong Revenue Growth
LOS ANGELES, May 5, 2026 - Match Group (NASDAQ: MTCH) today announced financial results for the first quarter ended March 31, 2026, highlighting meaningful progress in its product-led transformation. In Q1, the Company exceeded its revenue and Adjusted EBITDA expectations, while continuing to improve operating discipline and reallocate resources toward its highest-conviction opportunities.
“Match Group delivered a strong start to the year,” said CEO Spencer Rascoff. “Tinder works better today than it did before. Our product changes are resonating with Gen Z and driving improvements in leading indicators, which is a clear signal that Tinder's ecosystem is strengthening. Hinge delivered another strong quarter and launched category-first features for highly intentioned daters that are improving outcomes.”
In Q1, Tinder demonstrated measurable progress across key metrics and strengthened user trends, with global MAU retention and registrations returning to year-over-year growth in March, while Hinge delivered 28% Y/Y Direct Revenue growth, reflecting continued product momentum and international expansion. The Company also advanced its ‘1MG’ strategy, further simplifying its organizational structure and operating more cohesively to enable faster execution and better leverage shared capabilities across brands.
Rascoff continued, “We are maintaining disciplined execution across the business, driving efficiency while continuing to invest in our highest-priority growth opportunities. We’ve built a stronger foundation for the business over the past year, and are well-positioned to drive continued progress throughout
2026 and beyond.”
1 As defined on page 10 of this press release.

Match Group Q1 2026 Financial Highlights
•Total Revenue of $864 million was up 4% year-over-year (“Y/Y”), flat on a foreign exchange
(“FX”) neutral basis (“FXN”), driven by a 10% Y/Y increase in RPP to $20.90, partially offset by a 5% Y/Y decline in Payers to 13.5 million.
•Net Income of $167 million increased 42% Y/Y, representing a Net Income Margin of 19%.
•Adjusted EBITDA of $343 million increased 25% Y/Y, representing an Adjusted EBITDA
Margin of 40%.
•Operating Cash Flow and Free Cash Flow were $194 million and $174 million, respectively.
•Repurchased 2.0 million of our shares at an average price of $31 per share on a trade date basis for a total of $60 million, paid $44 million in dividends, and deployed $75 million of cash toward the net settlement of employee equity awards to reduce dilution, equating to 103% of
Free Cash Flow in total.
•Diluted shares outstanding1 were 242 million as of April 30, 2026, a decrease of 13 million shares, or 5%, since April 30, 2025.
The following table summarizes total company consolidated financial results for the three months ended March 31, 2026 and 2025.

	Three Months Ended March 31,
(Dollars in millions, except RPP, Payers in thousands)	2026	2025	Y/Y Change
Total Revenue	$864	$831	4%
Direct Revenue	$848	$812	4%
Net income attributable to Match Group, Inc. shareholders	$167	$118	42%
Net Income Margin	19%	14%
Adjusted EBITDA	$343	$275	25%
Adjusted EBITDA Margin	40%	33%
Payers	13,521	14,198	(5)%
RPP	$20.90	$19.07	10%
2 Based on a random weighted sample of in-app profile views. Bad actors include accounts that engage in deceptive or harmful behaviors, including spam, scam attempts, or operating automated fake profiles (bots).

Other Quarterly Highlights:
•Tinder’s product-led turnaround is underway, with leading indicators improving. In
March, Sparks (a proxy for real connection) declined just 1% Y/Y, while Sparks Coverage (a core engagement metric for conversations) increased 6% Y/Y. In March, MAU trends also improved, down 7% Y/Y, the slowest rate of decline in 31 months, and new user registrations returned to Y/Y growth. These trends reflect ongoing product enhancements, including improved recommendations, new features like Astrology Mode and Music Mode, and continued investment in Trust & Safety.
•Hinge fully rolled out Face Check™ across key markets, reducing interactions with bad actors2 by 20-30% with minimal impact on revenue.
•Match Group made a significant $100 million investment in Sniffies in April, further strengthening its investment in the non-heterosexual male segment. As part of this move, the
Company will wind down Archer, its gay male app, which is expected to result in approximately
$10 million in annualized cost savings, including stock-based compensation.
•Match Group continued to simplify its organization, folding MG Asia into its E&E business unit, which is expected to result in roughly $15 million in annualized cost savings, including stock-based compensation. The move brings Azar and Pairs, the two Asia-based businesses, closer to the rest of the Company, and the Seoul-based engineering talent to Tinder. The
Company also further centralized performance marketing, driving improved coordination across nearly $600 million in global spend.
A webcast of our first quarter 2026 results will be available at https://ir.mtch.com, along with our
Prepared Remarks and Supplemental Financial Materials. The webcast will begin today, May 5, 2026, at 5:00 PM Eastern Time. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
Financial Outlook
For Q2 2026, Match Group expects:
•Total Revenue of $850 to $860 million, down 2% to flat Y/Y.
•Adjusted EBITDA of $325 to $330 million, representing a Y/Y increase of 13% at the midpoints of the ranges.
•Adjusted EBITDA Margin of 38% at the midpoints of the ranges.
Dividend Declaration
Match Group's Board of Directors has declared a cash dividend of $0.20 per share of the company's common stock. The dividend is payable on July 21, 2026 to shareholders of record as of July 7, 2026.
3 Leverage is calculated utilizing the non-GAAP measure Adjusted EBITDA as the denominator. For a reconciliation of the non-GAAP measure for each period presented, see page 8.

Financial Results
Consolidated Operating Costs and Expenses

	Three Months Ended March 31,
(Dollars in thousands)	2026	% of Revenue	2025	% of Revenue	Y/Y Change
Cost of revenue	$210,656	24%	$236,908	29%	(11)%
Selling and marketing expense	163,030	19%	157,096	19%	4%
General and administrative expense	89,128	10%	111,520	13%	(20)%
Product development expense	116,805	14%	120,854	15%	(3)%
Depreciation	14,132	2%	21,729	3%	(35)%
Impairments and amortization of intangibles	33,767	4%	10,478	1%	222%
Total operating costs and expenses	$627,518	73%	$658,585	79%	(5)%
Liquidity and Capital Resources
During the three months ended March 31, 2026, we generated operating cash flow of $194 million and
Free Cash Flow of $174 million.
During the quarter ended March 31, 2026, we repurchased 2.0 million shares of our common stock for
$60 million on a trade date basis at an average price of $30.67. Between April 1 and April 30, 2026, we repurchased an additional 0.7 million shares of our common stock for $22 million on a trade date basis at an average price of $32.03. As of April 30, 2026, $876 million in aggregate value of shares of
Match Group stock remains available under our share repurchase program.
As of March 31, 2026, we had $1.0 billion in cash, cash equivalents, and short-term investments and
$4.0 billion of long-term debt, inclusive of current maturities, all of which is fixed rate debt, including
$1.0 billion of Exchangeable Senior Notes. We plan to use $424 million of cash to repay the outstanding 0.875% exchangeable senior notes due 2026 at or prior to their maturity in June 2026.
Our $500 million revolving credit facility was undrawn as of March 31, 2026. Match Group’s trailing twelve-month leverage3 as of March 31, 2026 was 3.1x on a gross basis and 2.3x on a net basis.
On April 21, 2026, we paid a dividend of $0.20 per share to holders of record on April 6, 2026. The total cash payout was $47 million.
On April 23, 2026, we used $100 million of cash on hand to make a minority interest investment in
Sniffies.

GAAP Financial Statements
Consolidated Statement of Operations

	Three Months Ended March 31,
	2026	2025

(In thousands, except per share data)
Revenue	$863,934	$831,178
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	210,656	236,908
Selling and marketing expense	163,030	157,096
General and administrative expense	89,128	111,520
Product development expense	116,805	120,854
Depreciation	14,132	21,729
Impairment and amortization of intangibles	33,767	10,478
Total operating costs and expenses	627,518	658,585
Operating income	236,416	172,593
Interest expense	(42,525)	(35,256)
Other income, net	6,640	2,616
Income before income taxes	200,531	139,953
Income tax provision	(33,686)	(22,382)
Net income	166,845	117,571
Net income attributable to noncontrolling interests	(8)	(1)
Net income attributable to Match Group, Inc. shareholders	$166,837	$117,570

Net earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.71	$0.47
Diluted	$0.68	$0.44

Basic shares outstanding	233,441	251,130
Diluted shares outstanding	251,477	271,928

Stock-based compensation expense by function:
Cost of revenue	$1,467	$1,835
Selling and marketing expense	2,608	2,742
General and administrative expense	19,762	27,006
Product development expense	34,730	38,811
Total stock-based compensation expense	$58,567	$70,394

Consolidated Balance Sheet

	March 31, 2026	December 31, 2025

	(In thousands)
ASSETS
Cash and cash equivalents	$1,020,095	$1,027,838
Short-term investments	3,298	3,461
Accounts receivable, net	293,186	303,495
Other current assets	105,609	92,500
Total current assets	1,422,188	1,427,294

Property and equipment, net	138,877	131,159
Goodwill	2,336,995	2,339,350
Intangible assets, net	152,411	192,929
Deferred income taxes	195,649	216,057
Other non-current assets	161,817	154,022
TOTAL ASSETS	$4,407,937	$4,460,811

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current maturities of long-term debt, net	$423,729	$423,580
Accounts payable	9,309	9,577
Deferred revenue	150,252	151,337
Accrued expenses and other current liabilities	323,303	422,051
Total current liabilities	906,593	1,006,545

Long-term debt, net of current maturities	3,550,473	3,549,099
Income taxes payable	45,873	43,522
Deferred income taxes	1,781	10,732
Other long-term liabilities	121,334	104,309

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	303	300
Additional paid-in capital	8,661,187	8,721,015
Retained deficit	(5,799,470)	(5,966,307)
Accumulated other comprehensive loss	(434,141)	(422,620)
Treasury stock	(2,645,996)	(2,585,892)
Total Match Group, Inc. shareholders’ equity	(218,117)	(253,504)
Noncontrolling interests	—	108
Total shareholders’ equity	(218,117)	(253,396)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,407,937	$4,460,811

Consolidated Statement of Cash Flows

	Three Months Ended March 31,
	2026	2025

	(In thousands)
Cash flows from operating activities:
Net income	$166,845	$117,571
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	58,567	70,394
Depreciation	14,132	21,729
Impairments and amortization of intangibles	33,767	10,478
Deferred income taxes	11,641	(3,722)
Other adjustments, net	2,211	5,325
Changes in assets and liabilities
Accounts receivable	8,992	2,510
Other assets	(9,450)	15,230
Accounts payable and other liabilities	(98,042)	(49,339)
Income taxes payable and receivable	6,491	11,525
Deferred revenue	(796)	(8,584)
Net cash provided by operating activities	194,358	193,117
Cash flows from investing activities:
Capital expenditures	(20,384)	(15,427)
Other, net	—	(1,067)
Net cash used in investing activities	(20,384)	(16,494)
Cash flows from financing activities:
Principal payments on Term Loan	—	(425,000)
Proceeds from issuance of common stock pursuant to stock-based awards and employee stock purchase plan	—	378
Withholding taxes paid on behalf of employees on net settled stock-based awards	(74,848)	(78,749)
Dividends	(44,189)	(47,791)
Purchase of treasury stock	(60,104)	(188,676)
Purchase of noncontrolling interests	(232)	(84)
Other, net	—	(374)
Net cash used in financing activities	(179,373)	(740,296)
Total cash used	(5,399)	(563,673)
Effect of exchange rate changes on cash and cash equivalents	(2,344)	7,102
Net decrease in cash and cash equivalents	(7,743)	(556,571)
Cash, cash equivalents, and restricted cash at beginning of period	1,027,838	965,993
Cash, cash equivalents, and restricted cash at end of period	$1,020,095	$409,422

Reconciliations of GAAP to Non-GAAP Measures
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2026	2025

(Dollars in thousands)
Net income attributable to Match Group, Inc. shareholders	$166,837	$117,570
Add back:
Net income attributable to noncontrolling interests	8	1
Income tax provision	33,686	22,382
Other income, net	(6,640)	(2,616)
Interest expense	42,525	35,256
Stock-based compensation expense	58,567	70,394
Depreciation	14,132	21,729
Impairment and amortization of intangibles	33,767	10,478
Adjusted EBITDA	$342,882	$275,194

Revenue	$863,934	$831,178
Net Income Margin	19%	14%
Adjusted EBITDA Margin	40%	33%
Reconciliation of Net Income to Adjusted EBITDA used in Leverage Ratios

Twelve months ended March 31, 2026
(In thousands)
Net income attributable to Match Group, Inc. shareholders	$662,713
Add back:
Net income attributable to noncontrolling interests	22
Income tax provision	143,846
Other income, net	(25,049)
Interest expense	154,820
Stock-based compensation expense	246,375
Depreciation	59,515
Impairment and amortization of intangibles	61,837
Adjusted EBITDA	$1,304,079
Reconciliation of Operating Cash Flow to Free Cash Flow

Three months ended March 31, 2026

(In thousands)
Net cash provided by operating activities	$194,358
Capital expenditures	(20,384)
Free Cash Flow	$173,974

Reconciliation of Forecasted Net Income to Forecasted Adjusted EBITDA

Three Months Ended June 30, 2026
(In millions)
Net income attributable to Match Group, Inc. shareholders	$160 to $165
Add back:
Income tax provision	40
Other income, net	(6)
Interest expense	43
Stock-based compensation expense	65
Depreciation and amortization of intangibles	23
Adjusted EBITDA	$325 to $330

Revenue	$850 to $860
Net Income Margin (at the mid-point of the ranges)	19%
Adjusted EBITDA Margin (at the mid-point of the ranges)	38%
Reconciliation of GAAP Revenue to Non-GAAP Revenue, Excluding Foreign Exchange
Effects

	Three Months Ended March 31,
	2026	$ Change	% Change	2025

(Dollars in millions, rounding differences may occur)
Total Revenue, as reported	$863.9	$32.8	4%	$831.2
Foreign exchange effects	(31.6)
Total Revenue, excluding foreign exchange effects	$832.3	$1.1	—%	$831.2

Dilutive Securities
Match Group has various tranches of dilutive securities. The table below details these securities and their potentially dilutive impact (shares in millions; rounding differences may occur).

	Average Exercise Price	4/30/2026
Share Price		$37.42
Absolute Shares		233.3

Equity Awards
Options	$18.79	0.1
RSUs and subsidiary denominated equity awards		9.0
Total Dilution - Equity Awards		9.1
Outstanding Warrants
Warrants expiring on September 15, 2026 (5.0 million outstanding)	$130.08	—
Warrants expiring on April 15, 2030 (7.1 million outstanding)	$130.14	—
Total Dilution - Outstanding Warrants		—

Total Dilution		9.1
% Dilution		3.8%
Total Diluted Shares Outstanding		242.4
______________________
The dilutive securities presentation above is calculated using the methods and assumptions described below; these are different from GAAP dilution, which is calculated based on the treasury stock method.
Options — The table above assumes the options are settled net of the option exercise price and employee withholding taxes, as is our practice, and the dilutive effect is presented as the net shares that would be issued upon exercise. Withholding taxes paid by the Company on behalf of the employees upon exercise is estimated to be
$4.4 million, assuming the stock price in the table above and a 50% estimated employee withholding tax rate.
RSUs and subsidiary denominated equity awards — The table above assumes RSUs are settled net of employee withholding taxes, as is our practice, and the dilutive effect is presented as the net number of shares that would be issued upon vesting. Withholding taxes paid by the Company on behalf of the employees upon vesting is estimated to be $336.1 million, assuming the stock price in the table above and a 50% withholding rate.
All performance-based and market-based awards reflect the expected shares that will vest based on current performance or market estimates. The table assumes no change in the fair value estimate of the subsidiary denominated equity awards from the values used for GAAP purposes at March 31, 2026.
Exchangeable Senior Notes — The Company has two series of Exchangeable Senior Notes outstanding. In the event of an exchange, each series of Exchangeable Senior Notes can be settled in cash, shares, or a combination of cash and shares. At the time of each Exchangeable Senior Notes issuance, the Company purchased call options with a strike price equal to the exchange price of each series of Exchangeable Senior Notes (“Note Hedge”), which can be used to offset the dilution of each series of the Exchangeable Senior Notes. No dilution is reflected in the table above for any of the Exchangeable Senior Notes because it is the Company’s intention to settle the Exchangeable Senior
Notes with cash equal to the face amount of the notes; any shares issued would be offset by shares received upon exercise of the Note Hedge.
Warrants — At the time of the issuance of each series of Exchangeable Senior Notes, the Company also sold warrants for the number of shares with the strike prices reflected in the table above. The cash generated from the exercise of the warrants is assumed to be used to repurchase Match Group shares and the resulting net dilution, if any, is reflected in the table above.

Non-GAAP Financial Measures
Match Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Revenue Excluding Foreign
Exchange Effects, all of which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). The
Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow measures are among the primary metrics by which we evaluate the performance of our business, on which our internal budget is based and by which management is compensated. Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing the performance of our business without the effect of exchange rate differences when compared to prior periods. We believe that investors should have access to the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the
GAAP and non-GAAP measures, which we describe below. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted EBITDA is defined as net income attributable to Match Group, Inc. shareholders excluding: (1) net income attributable to noncontrolling interests; (2) income tax provision or benefit; (3) other income (expense), net; (4) interest expense; (5) depreciation; (6) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable and (ii) gains and losses recognized on changes in fair value of contingent consideration arrangements, as applicable; and (7) stock-based compensation expense. We believe Adjusted EBITDA is useful to analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA has certain limitations because it excludes certain expenses.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA Margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA Margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. We believe Free Cash
Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.
Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash, and we think it is of utmost importance to maximize cash – but our primary valuation metric is Adjusted EBITDA.
Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, international revenues are favorably impacted as the U.S. dollar weakens relative to other currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other currencies. We believe the presentation of revenue excluding foreign exchange effects in addition to reported revenue helps improve the ability to understand Match
Group’s performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group’s core operating results.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of RSUs, performance-
based RSUs, and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, we remit the required tax-withholding amounts from our current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names and technology, are valued and amortized over their estimated lives. Value is also assigned to (i) acquired indefinite-lived intangible assets, which consist of trade names and trademarks, and (ii) goodwill, which are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
Additional Definitions
Tinder consists of the world-wide activity of the brand Tinder®.
Hinge consists of the world-wide activity of the brand Hinge®.
Evergreen & Emerging (“E&E”) consists of the world-wide activity of our Evergreen brands, including Match®, Meetic®,
OkCupid®, Plenty Of Fish®, and a number of demographically focused brands, and our Emerging brands, including BLK®,
ChispaTM, The League®, Upward®, YuzuTM, Salams®, HERTM, and other smaller brands.
Match Group Asia (“MG Asia”) consists of the world-wide activity of the brands Pairs® and Azar®.
Direct Revenue is revenue that is received directly from end users of our services and includes both subscription and à la carte revenue.
Indirect Revenue is revenue that is not received directly from end users of our services, a majority of which is advertising revenue.
Sparks the number of users engaging in six-way conversations on Tinder.
Sparks Coverage the percentage of our users who experience a Spark in a given period on Tinder.
Payers are unique users at a brand level in a given month from whom we earned Direct Revenue. When presented as a quarter-to-date or year-to-date value, Payers represents the average of the monthly values for the respective period presented. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate Payers may exist when we earn revenue from the same individual at multiple brands in a given month, as we are unable to identify unique individuals across brands in the Match Group portfolio.
Revenue Per Payer (“RPP”) is the average monthly revenue earned from a Payer and is Direct Revenue for a period divided by the Payers in the period, further divided by the number of months in the period.
Monthly Active User (“MAU”) is a unique registered user at a brand level who has visited the brand’s app or, if applicable, their website in the given month. For measurement periods that span multiple months, the average of each month is used. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate users will exist within MAU when the same individual visits multiple brands in a given month.
Leverage on a gross basis is calculated as principal debt balance divided by Adjusted EBITDA for the period referenced.
Leverage on a net basis is calculated as principal debt balance less cash and cash equivalents and short-term investments divided by Adjusted EBITDA for the period referenced.

Other Information
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release and our conference call, which will be held at 5:00 p.m. Eastern Time on May 5, 2026, may contain
“forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are “forward looking statements.” The use of words such as “anticipates,” “estimates,” “expects,”
“plans,” “believes,” “will,” and “would,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: failure to retain existing users or add new users, or if users do not convert to paying users; competition; risks related to our restructuring and reorganization activities;
our ability to attract and retain users through cost-effective marketing efforts; our reliance on a variety of third-party platforms, in particular, mobile app stores; our ability to realize reductions in in-app purchase fees; inappropriate actions by certain of our users could be attributed to us or may not be adequately prevented by us; dependence on our key personnel; volatile global economic conditions; operational and financial risks in connection with acquisitions; impairment charges related to our intangible assets; operations in various international markets, including certain markets in which we have limited experience;
foreign currency exchange rate fluctuations; challenges in measuring our user metrics and other estimates; the limited operating history of our newer brands and services makes it difficult to evaluate our current business and future prospects;
impacts of climate change; the integrity of our and third parties’ systems and infrastructure; cyberattacks on our systems and infrastructure and cyberattacks experienced by third parties; our ability to access, collect, and use personal data about our users; breaches or unauthorized access of personal and confidential or sensitive user information that we maintain and store; challenges with properly managing the use of artificial intelligence; risks related to credit card payments; risks related to our use of “open source” software; complex and evolving U.S., foreign, and international laws and regulations; our ability to protect our intellectual property rights or accusations that we infringe upon the intellectual property rights of others;
adverse outcomes in litigation; risks related to our taxation in multiple jurisdictions; risks related to our indebtedness; and
risks relating to ownership of our common stock. Certain of these and other risks and uncertainties are discussed in Match
Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match Group does not undertake to update these forward-looking statements.
About Match Group
Match Group (NASDAQ: MTCH), through its portfolio companies, is a leading provider of digital technologies designed to help people make meaningful connections. Our global portfolio of brands includes Tinder®, Hinge®,
Match®, Meetic®, OkCupid®, Pairs™, PlentyOfFish®, Azar®, BLK®, and more, each built to increase our users’
likelihood of connecting with others. Through our trusted brands, we provide tailored services to meet the varying preferences of our users.
Contact Us

Tanny Shelburne Match Group Investor Relations ir@match.com	Vidhya Murugesan Match Group Corporate Communications matchgroupPR@match.com

Match Group 8750 North Central Expressway, Suite 1400, Dallas, TX 75231, (214) 576-9352 https://mtch.com